EXHIBIT 99.3





             COLONIAL COMMERCIAL CORP. REPORTS ON FINANCIAL RESULTS
             FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003
  CITES SIGNIFICANT INCREASE IN REVENUES AND INCOME FROM CONTINUING OPERATIONS

                              FOR IMMEDIATE RELEASE


         Hicksville, New York (March 30, 2004) Colonial Commercial Corp. ("CCOM.PS" and "CCOMP.PS") today announced its financial results for the fourth quarter and year ended December 31, 2003.

         Revenues for the year ended December 31, 2003 were $44,671,136, a 20.7% increase from 2002 revenues of $36,998,800. Net income from continuing operations was $1,320,263, which included a net income tax benefit of $337,156 compared to a loss of $106,310 in 2002. Total net income for 2002 included income from operations of discontinued segments of $3,300,695. Fully diluted per share income was $0.38 in 2003 compared to $1.99 in 2002, which included per share income of discontinued segments of $2.06.

         Revenues for the fourth quarter ended December 31, 2003 were $14,302,175, a 43% increase from 2002 revenues of $10,002,570. Net income for continuing operations was $882,869, which included a net income tax benefit of $317,993 compared to a loss of $11,309 in the 2002 quarter before income from discontinued operations of $3,300,695. Income per share from continuing operations for the fourth quarter in 2003 was $0.37 compared to $(0.01) in the corresponding 2002 quarter. Income from operations of discontinued segments was $2.06 per share in the 2002 quarter.

         On September 30, 2003, Colonial purchased substantially all of the assets of RAL Supply Group, Inc. ("RAL"). RAL is headquartered in Middletown, New York and is a leading distributor of heating and cooling equipment and high-end plumbing fixtures in Orange, Rockland, Putnam, Ulster and Sullivan counties in New York. A wholly owned subsidiary of Colonial Commercial Corp. conducts the acquired operation as RAL.

         The increase in 2003 revenues reflect approximately $3,000,000 in sales related to the September 2003 RAL acquisition, approximately $1,700,000 in sales from the full year's results of a 2002 acquisition, $950,000 from two new locations started in July 2003 and increased market penetration from existing locations.

         Bernard Korn, the Company's Chairman and CEO, said, "We believe Colonial's future is promising. Our continuing operations have had significant increases in sales and operating profits in the past five years. They have a superior reputation among customers, as well as a variety of exclusive and semi-exclusive distribution agreements with manufacturers. Management is experienced and has the leadership qualities and focus to continue to grow and succeed."


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         Colonial distributes climate control systems and over 350 different heating and air conditioning and high-end plumbing fixtures product lines through its Universal Supply Group, Inc. ("Universal"), American/Universal Supply Inc. ("American") and RAL subsidiaries to heating, ventilating and air conditioning (HVAC) contractors. These contractors in turn sell these products to residential and commercial/industrial customers. Universal also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet. Universal is headquartered in New Jersey, and, with its affiliates, operates out of eight locations in New Jersey; nine in New York and one in Pennsylvania.

         THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE", "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE, COMPETITIVE FACTORS, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.


                    For further information, please contact:
          Bernard Korn, CEO or James W. Stewart, CFO at (516) 681-4647

              Financial results included in the SEC filings follow.





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                   COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                            (Unaudited)
                                          3 MONTHS ENDED                 12 MONTHS ENDED
                                            DECEMBER 31,                   DECEMBER 31,
                                            -----------                     -----------
                                       2003             2002            2003             2002
                                       ----             ----            ----             ----

Sales                              $ 14,302,175      10,002,570      44,671,136      36,998,800
Cost of sales                         9,823,256       7,140,825      31,504,654      26,379,504
                                   ------------    ------------    ------------    ------------
  Gross profit                        4,478,919       2,861,745      13,166,482      10,619,296

Selling, general and
  administrative expenses,  net       3,773,248       2,758,697      11,869,885      10,392,729
                                   ------------    ------------    ------------    ------------
Operating income                        705,671         103,048       1,296,597         226,567

Interest income                             191             436             885           1,939
Other income                             50,150          51,489         324,367         285,971
Interest expense                       (191,136)       (146,624)       (638,742)       (583,620)
                                   ------------    ------------    ------------    ------------

   Income (loss) from continuing
     operations before income
     taxes                              564,876           8,349         983,107         (69,143)

Income taxes (benefit)                  317,993          19,658        (337,156)         37,167
                                   ------------    ------------    ------------    ------------

Income (loss) from continuing
    operations                     $    882,869         (11,309)      1,320,263        (106,310)
Net income from operations of
   discontinued segments                   --         3,300,695            --         3,300,695
                                   ------------    ------------    ------------    ------------


       Net income                  $    882,869       3,289,386       1,320,263       3,194,385
                                   ============    ============    ============    ============
Income (loss) per common share:
   Basic
      Income (loss) from
continuing
        operations                 $       0.37           (0.01)           0.67           (0.07)
      Income on discontinued
         operation                         --              2.06            --              2.06
                                   ------------    ------------    ------------    ------------
      Net income per common
        share                      $       0.37            2.05            0.67            1.99
                                   ============    ============    ============    ============
    Diluted
      Income (loss) from
continuing
        operations                 $       0.22           (0.01)           0.38           (0.07)
      Income on discontinued
        operation                          --              2.06            --              2.06
                                   ------------    ------------    ------------    ------------
      Net income per common
        share                      $       0.22            2.05            0.38            1.99
                                   ============    ============    ============    ============
Weighted average shares
   outstanding:
     Basic                            2,404,969       1,603,794       1,973,399       1,603,777
     Diluted                          4,000,374       1,603,794       3,501,640       1,603,777


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